FILE COPY

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 5162744

The Registrar of Companies for England and Wales hereby certifies that

THE T F BELL COMPANY (MIDLANDS) LIMITED

having by special resolution changed its name, is now incorporated

under the name of

T F BELL HOLDINGS LIMITED

Given at Companies House, Cardiff, the 21st July 2004

C05162744K

REGISTRAR OF COMPANIES FOR ENGLAND AND WALES

THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES

Companies House

— for the record —

HC006B

FILE COPY

CERTIFICATE OF INCORPORATION
OF A PRIVATE LIMITED COMPANY

Company No. 5162744

The Registrar of Companies for England and Wales hereby certifies that

THE T F BELL COMPANY (MIDLANDS) LIMITED

is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.

Given at Companies House, Cardiff, the 24th June 2004

N05162744G

REGISTRAR OF COMPANIES FOR ENGLAND AND WALES

THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES

Companies House

— for the record —

HC007B